Exhibit 99.1

STORE Capital Reports Strong Acquisition Activity for 2015

Diversified Investment Portfolio Grows by Over $1.17 billion

SCOTTSDALE, Ariz., January 6, 2016 - STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today reported strong acquisition activity for the fourth quarter and full year ended December 31, 2015.  The Company’s real estate investment portfolio grew from $2.8 billion in gross investment amount representing 947 property locations at December 31, 2014, to approximately $4.0 billion in gross investment amount representing more than 1,300 property locations at December 31, 2015. STORE Capital invested over $1.2 billion in profit center real estate during 2015, including over $270 million in the fourth quarter.

“Our team has delivered market-leading investment activity for STORE Capital since we began in 2011,” said Christopher H. Volk, President and Chief Executive Officer. “Our first full year as a public company has been marked by many important achievements.  Investment activity ranks high on this list because it reflects favorably on our ability to meet the broad demand for net-lease capital from our expanding tenant base.  We are also extremely proud that about a third of our investments made during the year represented repeat business from our customers.  During 2015, we also took major steps to broaden our capital access and improve on our own market-leading efficiencies, which we expect will benefit all of our stakeholders in 2016 and beyond.    With solid momentum driving us forward, we are excited about our prospects for another highly productive year ahead.”

The STORE Capital executive team will welcome institutional investors and analysts to Scottsdale, Arizona for STORE Capital Investor Day 2016 on January 13 and 14, 2016. The program will feature a customer panel representing various industries and a presentation of selected STORE investment case studies, along with a group headquarters tour and special events.  STORE Investor Day 2016 will not be webcast.  To register, please contact Financial Profiles, Inc. at STORECapital@finprofiles.com.

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in over 1,300 property locations, substantially all of which are profit centers, in 46 states.  Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts may contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases.  Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports and prospectuses and prospectus supplements it files with the SEC from time to time. These forward-looking statements speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Financial Profiles

Moira Conlon, 310-622-8220

STORECapital@finprofiles.com